Exhibit 10.6

AEROPONIC ARGO-BIOTECHNOLOGY

LICENSING AGREEMENT

THIS AEROPONIC AGRO-BIOTECHNOLOGY LICENCING AGREEMENT is made on this 20th day of September 2007

BETWEEN

CHINA AGRO-TECHNOLOGY LTD, a company incorporated in British Virgin Islands, having a company registration number 685950 and registered office address at Nerine Chambers, PO Box 905, Road Town, British Virgin Islands (hereinafter referred to as the “Licensor”);

AND

TIAN INVESTMENTS GROUP LTD, a company incorporated in the British Virgin Islands, having a company registration number 610355 and registered office address at Palm Grove House, PO Box 438, road Town, British Virgin Islands (hereinafter referred to as “Licensee”);

WHEREAS

A.

Licensor through it business associate, possess the technical know-how and expertise in application of aeroponic propagation, an agro-biotechnology in growing of plant in an air or mist environment without usage of soil or an aggregate media, in particular, a proven methodology and system for rapid propagation of jatropha saplings for large scale plantation operation (hereinafter referred to as “Aeroponic Agro-biotechnology”).

B.

Licensee, an investment company, through its direct subsidiary or its assigned and successor, is in the midst of carrying out of a jatropha plantation project in Philippines, would like to acquire the Aeroponic Agro-biotechnology for its plantation project;

C.

Licensor and Licensee are desirous to formalize the relationship by entering into a contractual agreement for licensing and usage of Aeroponic Agro-biotechnology.

NOW, THEREFORE, in consideration of the recitals, the mutual covenants and agreements, and other good and lawful consideration, the receipt and sufficiency of which is hereby acknowledged, Licensee and Licensor hereto intending to be legally bound, HEREBY AGREE as follows

1.

LICENSE OF AEROPONIC AGRO-BIOTECHNOLOGY

1.1

Licensor grants and agrees to grant and transfer to Licensee the license and technical know-how, including the system and process of Aeroponic Agro-biotechnology for rapid cloning of jatropha leaves to enable Licensee generates sufficient quantity of jatropha saplings for its large-scale plantation program in Philippines. This license applies to latest discovery in methodology of aeroponic propagation, nursery management, new forestry methods, field trial findings by the business associate of Licensor related to specific specie of Jatropha.

2.

TECHNOLOGY LICENSING FEE

2.1

Licensee will pay Licensor a one-time, non-refundable, non-creditable technology licensing fee of United States Dollar Ten Million (US$10,000,000/-), due and payable prior to first installation of aeroponic propagation nursery plant at the designated site specified by Licensee. It is further agreed that the Licensor will not have liability or be required to repay this Technology Licensing Fee in event of termination of contract under Section 11.

2.2

Licensor, in consideration of this fee, will provide training of at least 5 operation executives from Licensee in all the processes and technology of Aeroponic Agro-biotechnology. The training workshop, which will involve all operational aspect of propagation technology, sapling growing, nutrients application, fertilizer mix and usage, planting, growing and process shall be practical and at ground of Licensee’s plantation. It shall be for a minimal of four weeks and completion of training will render complete Licensor’s fulfillment of transfer of aeroponic agro-biotechnology to Licensee. The timing of the training workshop will be agreed by both Licensor and Licensee.

2.3

Licensor is agreeable to provide further training to other executives from Licensee’s company, should there be request for such program. Such program shall be chargeable at standard industry rate.

3.

DISCLOSURE

3.1

Liensee is authorized by Licensor to reveal to any third party as they deem necessary, or as may be required by law, the inclusion of Licensor’s Aeroponic Agro-biotechnology and know-how in management and/or operation of Jatropha plantation in Philippines. Licensee will advise Licensor when a third party has been disclosed.

3.2

With at least sixty (60) days prior written notice to Licensor, Licensee may make a public announcement of the fact that Licensor technology is incorporated into Licensee products.

3.3

The specific details of this Agreement will not be shared by either party without the written consent of the other party.

4.

MARKETING

4.1

Licensee is under no obligation to use the Licensor’s products and technologies, however, it is understood that it is Licensee’s intention to use Licensor’s Aeroponic Agro-biotechnology.

4.2

Licensee, once it has commenced use of Licensor’s Aeroponic Agro-Biotechnology, shall give Licensor a minimum of sixty (60) days prior written notice before discontinuing their use.

5.

SIMILIAR TECHNOLOGIES

5.1

Nothing herein shall be construed as preventing either party from obtaining from third parties or developing or having developed technologies similar in function to those provided hereunder by the other party, without reliance upon any intellectual property rights of the other party.

6.

WARRANTS

6.1

Licensor warrants that it has all rights necessary to grant to Licensee the rights and licenses granted herein.

6.2

THE FOREGOING WARRANTIES ARE THE SOLE AND EXCLUSIVE WARRANTIES GIVEN BY LICENSOR PARTY IN CONNECTION WITH THIS AGREEMENT, EXPRESS OR IMPLIED, AND LICENSOR DISCLAIMS ALL IMPLIED WARRANTIES, INCLUDING IMPLIED WARRANTIES OF MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE.

7.

INDEMNIFICATION

7.1

Each party will defend, indemnify, and hold harmless the other party against any claim that any produce, products or technologies (collectively, "Products") as delivered by Licensor to Licensee directly infringe any third party's patent, copyright or trade secret.

7.2

A party's obligation to defend, indemnify and hold harmless the other party will be subject to the following terms and conditions:

(a)

The obligation will arise only if the indemnified party gives the indemnifying party prompt notice of the infringement claim and grants the indemnifying party, in writing, exclusive control over its defense and settlement;

(b)

The obligation will cover only the Products as delivered by Licensor to Licensee, and not to any correction, modification, or addition made by anyone, whether with or without authorization, where the product without such correction, modification or addition would not infringe;

(c)

The obligation will not cover (i) any claim based on the use of any of the Products to practice a process or the furnishing of any information, service, or technical support, or (ii) any claim that any of the Products infringes any third party's rights as used in combination with any products not supplied by the party which supplied the Products, if that claim could have been avoided by the use of the Product without combination with other products;

(d)

Should a party's use of any such Products or any part thereof be enjoined, or in the event that the party supplying Products desires to minimize its liability hereunder, the supplying party will, at its option and expense: (i) procure a license from the person claiming or likely to claim infringement; (ii) modify the Products, as appropriate, to avoid the claim of infringement, as long as modification for this purpose does not materially impair the operation thereof; or (iii) substitute fully equivalent non-conforming Products for the infringing items. If none of the foregoing is feasible, either party may terminate this Agreement.

8.

PROTECTION OF OTHER CONFIDENTIAL INFORMATION

 8.1

Licensee understands that the Aeroponic Agro-biotechnology, and the net lists provided hereunder (the "Materials") contain valuable proprietary and confidential information of Licensor and therefore agrees:

(a)

to use the Materials only in accordance with the terms of this Agreement;

(b)

to limit access to those employees who are directly involved in accomplishment of such purposes;

(c)

to include on all copies of Materials the copyright and proprietary information notices of Licensor;

(d)

to take appropriate action, by instruction, agreement, or otherwise, with any person having access to Materials to enable Licensor to satisfy its obligations under this Agreement;

(e)

to protect the Materials from disclosure using at least the same degree of care Licensor uses to protect its own information of similar nature and value.

9.

LIMITATION OF LIABILITY

9.1

NEITHER PARTY SHALL BE LIABLE FOR ANY SPECIAL, INCIDENTAL, OR CONSEQUENTIAL DAMAGES EVEN IF INFORMED OF THE POSSIBILITY THEREOF IN ADVANCE.

10.

TERMINATION

10.1

Causes for Termination

10.1.1     As provided in Section 10.

10.1.2

By only the non-breaching party on the thirtieth (30th) day after either party gives the other notice of a material breach by the other of any terms or conditions of this Agreement, unless the breach is cured prior to that day.

10.2

The Effect of Termination

10.2.1   All licenses granted the breaching party shall immediately terminate, provided that the rights of the purchasers of products incorporating the technology shall continue for such products purchased prior to termination of this Agreement.

10.2.2    All rights granted the breaching party to purchase the other party's technology, directly or indirectly, shall terminate immediately.

10.2.3    The breaching party shall have sixty (60) days in which to dispose of inventory containing the non-breaching parties' technology after which time the breaching party may not transfer such inventory to any third party.

10.2.4

All outstanding orders for the non-breaching party's technology, direct or indirect, shall be immediately canceled.

10.2.5

All provisions of this Agreement which by their nature should survive termination shall survive termination.

10.2.6   The breaching party shall, within thirty (30) days of termination, return to the other party all of the other party's information, documentation, and technology in its possession or under its control.

11

NOTICES & SERVICE OF PROCESS

11.1

Any notice or communication to be given or made under this Agreement shall be in writing and delivered to the relevant party at its address as set out above by hand or by prepaid post (or to such address, facsimile numbers and/ or email address as the parties may from time to time notify each other).

11.2

Any notice or communication sent by one party shall be deemed to have been received by the other party, if sent by hand, on the day of delivery, if sent by prepaid post, within seven (7) days after posting, or if sent by facsimile or email, within twenty four (24) hours of the transmission thereof.

12

APPLICABLE LAW & DISPUTES

12.1

This Aeroponic Bio-technology Licensing Agreement is governed by the laws Macau, Special Administrative Region of China.

12.2

Any dispute arising out of or in connection with the Aeroponic Bio-technology Licensing Agreement, including any question regarding its existence, construction, validity or termination, shall be referred to as sole arbitrator to be agreed upon by the parties hereto and in default of such agreement shall be referred to a sole arbitrator to be nominated the Law Society of Macau and in either case the arbitration shall be held in Macau, Special Administrative Region of China, and shall be in accordance with and subject to the provisions of the Arbitration Law of Macau 1998, or any statutory modification or re-enactment thereof for the time being in force in Macau, Special Administrative Region of China.

12.3

The language of the arbitration shall be in English.

13.

GENERAL PROVISIONS

13.1

Neither party may assign any rights or delegate any duties under this Agreement by operation of law or otherwise without the other party's prior written consent, and any attempt to do so without that consent will be void. Subject to the foregoing, this Agreement will bind and inure to the benefit of the parties and their respective successors and permitted assigns.

13.2

This Agreement may be amended or supplemented only by a writing that refers explicitly to this Agreement and that is signed on behalf of both parties. No purchase order, invoice or similar document which is in conflict with or inconsistent with this Agreement will affect this Agreement even if accepted by the receiving party.

13.3

No waiver will be implied from conduct or failure to enforce rights. No waiver will be effective unless in a writing signed on behalf of the party against whom the waiver is asserted.

13.4

Neither party will have the right to claim damages or to terminate this Agreement as a result of the other party's failure or delay in performance due to circumstances beyond its reasonable control, such as labor disputes, strikes, lockouts, shortages of or inability to obtain labor, energy, components, raw materials or supplies, war, riot, insurrection, epidemic, act of God, or governmental action not the fault of the non-performing party.

13.5

If any part of this Agreement is found invalid or unenforceable, that part will be enforced to the maximum extent permitted by law, and the remainder of this Agreement will remain fully in force.

13.6

This Agreement, which are hereby incorporated by reference, represents the entire agreement between the parties relating to its subject matter and supersedes all prior representations, discussions, negotiations and agreements, whether written or oral.

13.7

In any suit to enforce this Agreement, the prevailing party will have the right to recover costs and reasonable fees of attorneys, accountants and other professionals, including costs and fees on appeal.

13.8

The parties to this Agreement are independent contractors. There is no relationship of agency, partnership, joint venture, employment or franchise between the parties. Neither party has the authority to bind the other or to incur any obligation on its behalf.

13.9

The paragraph headings contained herein are for reference only and shall not be construed as substantive parts of this Agreement. The use of the singular or plural form shall include the other form, and the use of the masculine, feminine or neuter gender shall include the other genders.

13.10

In case of any conflicts between this Agreement and any prior agreements on the same subject, purchase orders, acceptances, correspondence, memoranda, listing sheets and other documents, this Agreement shall govern and prevail, and the conflicting terms and conditions of any such documents shall be deemed deleted and shall not be binding upon either party.

IN WITNESS WHEREOF, the parties hereto have caused this Aeroponic Bio-technology Licensing Agreement to be executed by their respective duly authorized representatives as of the date set forth above.

LICENSOR

)

Signed by

)

Dr HE TIAN, Director

)

For and on behalf of

)

CHINA AGRO-TECHNOLOGY LTD

)

)

Witnessed by

)

LICENSEE

)

Signed by

)

Mdm Zhang Xiao Ping, Director

)

For and on behalf of

)

TIAN INVESTMENTS GROUP LTD

)

)

Witnessed by

)